Exhibit 99.1

American Resources Corporation Unveils Rare Earth Element
Wholly Owned Subsidiary, American Rare Earth LLC

American Rare Earth focuses on consolidating high-quality, low-cost, environmentally-sensitive rare earth mineral sites within its portfolio of assets and beyond
Company exploring strategic options to unlock value of rare earth assets resulting in no dilution to existing shareholders

October 7, 2020 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / October 7, 2020 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a supplier of raw materials to the rapidly growing global infrastructure marketplace, today unveiled its wholly owned subsidiary, American Rare Earth LLC (“American Rare Earth”). Through its acquisition of multiple mining complexes over the past five years, the Company has established American Rare Earth to organize, consolidate, evaluate and develop its owned portfolio of high-quality, low-cost rare earth mineral sites.

Mark Jensen, Chairmen and CEO of American Resources Corporation commented, “The need for rare earth elements is a growing economic theme given the growing global demand from industries such as technology, automotive, aerospace and renewable energy. With China accounting for approximately 80 percent of the global supply, restoring the United States’ resource independence has become an increasingly important topic. As a forward-thinking company, we take pride in our ability to innovate, adapt and unlock value from all of our existing assets. As such, we are truly excited about the discoveries we have made at a number of our already-developed, beneficiation ponds to capture these rare earth elements, and we are committed to swiftly selecting a path that best unlocks the value of these assets for our shareholders while we continue to focus on growing our business.”

Existing Controlled Assets and Qualities
Consistent with American Resources’ commitment to maximize the value of its complete portfolio of assets, the Company has been working over the past several years to identify which of its current holdings possess the most monetizable rare earth element (“REE”) rich deposits. The Company, utilizing the history and success in the region exemplified by the University of Kentucky, has established a unique model for testing and evaluating its sites that enable an efficient evaluation of the deposits’ quality and overall potential.

Mr. Jensen added, “The historical Rare Earth developments conducted by the University of Kentucky, with funding provided by a U.S. Department of Energy Cooperative Agreement, has been at the forefront of studying and producing nearly pure rare earth concentrates from coal sources using an environmentally-conscious and cost-effective process, which is considered a groundbreaking accomplishment in the energy industry. We have been closely following the University’s groundbreaking work in rare earth elements and applaud them for their efforts and the public dissemination of information to benefit not only the environment but also the local community. Their successes are certainly noteworthy in that they have been able to produce a 98 percent pure rare earth concentrate from coal sources in one of the most environmentally conscious and cost-effective ways. In fact, Appalachia may be one of the few regions in which extracting rare earths has a positive environmental impact.”

Through the Company’s environmental efforts, American Rare Earth has initially identified and ranked its first ten rare earth mineral beneficiation sites within the Company’s owned asset base with the goal of building out its collection protocols. The ten sites located in eastern Kentucky, within Pike, Letcher and Knott counties, have already been evaluated and are being engineered to recover and concentrate the REE’s. Additional sites are being evaluated in Floyd and Perry counties.

Upon analysis, it has been estimated that American Rare Earth’s initial site has the ability to produce rare earth oxides having a mix of approximately 20% Neodymium, Praseodymium and Dysprosium, in addition to healthy levels of Cobalt and Lithium, all important elements used in the production of permanent magnets, widely used in electric vehicles (EV’s) and other technologies. Furthermore, the sites in this region are unique in that, unlike most sites in the domestic market, they possess a low level of thorium and other radioactive elements that can be harmful to the environment and the process.

Collection Method - Noninvasive, Environmentally Sensitive
The Central Appalachia region possess very unique attributes with the collection of REE’s in that the process utilizes existing hydro-based extraction methods to capture and extract rare earth concentrates versus high-intensity land excavation. American Resources is confident this low-cost process of capturing the rare earth concentrates as compared to more intrusive mining methods conducted throughout the world and ensures that water discharged from these sites is environmentally sensitive and beneficial. The method utilizes existing sites that the Company has identified and possess specific attributes within its water sources to conduct natural leaching that can be further supplemented to perform natural separation.

Rare Earth Processing
As part of its targeted expansion plans, the Company has been identifying various sites to build the first commercial scale rare earth processing facility in the Central Appalachia market. Site selection has been narrowed down to three locations, of which two of the locations are located in opportunity zones that are also deemed rural distressed areas for New Markets Tax Credit purposes. The Company is in discussions with industry leading experts to design and build a state-of-the-art processing facility and be able to process material from not only the initial 10 identified sites but also for expansion related purposes internally and as a consolidator of third-party materials in the region.

Local Workforce and Management Team
The Company anticipates that as part of its rare earth development, the workforce expansion could result in 15 near-term, permanent jobs created in the local community with the goal of ramping to approximately 120 jobs in the next few years. The job functions and performance would create jobs that meet the immense skillset of the local workforce, many of which would be filled from the mining labor force, while also offering on-the-job training opportunities for new applicants. As part of the Company’s strategic options discussed below, American Rare Earth anticipates building out a separate management and executive team to drive the future value for all shareholders along with the support of American Resources Corporation’s existing operational team.

Strategic Options – No Dilution to Existing Shareholders
American Resources is utilizing a streamlined and focused process to evaluate various strategic options to further develop the American Rare Earth business line to best unlock the value of its REE assets which include:

1.
Grants and government-based funding that are widely available for such development;

2.
Joint ventures or strategic sale of the assets; or

3.
The filing of an SEC Form 10-12B which would allow the Company to “spin off” the REE portfolio of assets into a newly listed public company which would then pursue the prospect of a follow-on underwritten financing or private placement.

As part of its strategic evaluation process for unlocking value, the Company is strictly focused on ensuring that the future growth from the rare earth assets results in no dilution to existing shareholders of American Resources Corporation. It is anticipated that, should the Company sell to a strategic partner or spin off into a separate public company, a majority of the shares received would be distributed as a dividend to the Class A Common Stock shareholders of American Resources Corporation in the future.

The American Rare Earth presentation can be viewed here on the Investor Relations section of the Company’s website.

About American Resources Corporation

American Resources Corporation is a supplier of high-quality raw materials to the rapidly growing global infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon deposits are concentrated.

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure market while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact:
Precision Public Relations
Matt Sheldon
917-280-7329
matt@precisionpr.co

Investor Contact:
JTC Team, LLC
Jenene Thomas
833-475-8247
AREC@jtcir.com

Company Contact:
Mark LaVerghetta
317-855-9926 ext. 0
Vice President of Corporate Finance and Communications
investor@americanresourcescorp.com

Source: American Resources Corporation